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                               November 17, 2000


Board of Directors
TeleTech Holdings, Inc.
1700 Lincoln Street, Suite 1400
Denver, CO 80203


Gentlemen:

     This firm has acted as counsel to TeleTech Holdings, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission for registration of up to 8,428,371 shares of the Company's common stock, par value $0.01 per share (the "Shares"), to be issued to the stockholders of Newgen Results Corporation, a Delaware corporation ("Newgen"). The Shares are being offered in connection with that certain merger (the "Merger") of NG Acquisition Corp., a newly formed Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), with and into Newgen, as contemplated by the terms of that certain Agreement and Plan of Merger dated August 21, 2000 by and among the Company, Sub and Newgen (the "Merger Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2.   An executed copy of the Merger Agreement.

     3. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on November 16, 2000 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     5. Resolutions of the Board of Directors of the Company adopted at a meeting held on August 16, 2000, and adopted by written consent on October 4, 2000, as certified by the Secretary of the Company on the date
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          hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) the effectiveness of the Merger under applicable law and the issuance of the Shares pursuant to the terms of the Merger Agreement and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                       Very truly yours,

                                       /s/ HOGAN & HARTSON L.L.P.

                                       HOGAN & HARTSON L.L.P.

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